United States
Securities And Exchange Commission
Washington, D.C. 20549

______________

FORM 8-K/A
(Amendment 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2011

EasyLink Services International Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34446	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

6025 The Corners Parkway, Suite 100
Norcross, Georgia  30092
(Address of Principal Executive Offices)
(Zip Code)

(678) 533-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A is being furnished solely to revise certain typographical errors in the press release attached as Exhibit 99.1 to EasyLink Services International Corporation's (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on October 5, 2011 (the "Original 8-K"). Subsequent to furnishing the Original 8-K, the registrant recognized that the values presented in the Table “Reconciliation of GAAP Net Income to Adjusted EBITDA” for the three and twelve months ended July 31, 2011, respectively, and the related textual discussion were inadvertently incorrect for the three month period ended July 31, 2011 as a result of typographical errors. On October 6, 2011, the Company issued a revised press release which reflects the correct amounts.

Item 2.02  Results of Operations and Financial Condition.

On October 6, 2011, the Company issued a press release announcing financial results for its fourth fiscal quarter and full year ended July 31, 2011.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by this reference.

Pursuant to General Instruction B.2 of Form 8-K, the information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Corrected Press Release, dated October 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EasyLink Services International Corporation

By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated:  October 6, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Corrected Press Release, dated October 6, 2011.